UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025

RENOVORX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40738	27-1448452
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2570 W El Camino Real, Suite 320 Mountain View, CA	94040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 284-4433

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RNXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 14, 2025, RenovoRx, Inc., a Delaware corporation (the “Company”), and JonesTrading Institutional Services LLC (the “Agent”) entered into a Capital on Demand™ Sales Agreement (the “Sales Agreement”), pursuant to which the Company may issue and sell, from time to time, up to $3,723,029 in aggregate principal amount of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, through or to the Agent, as the Company’s sales agent or principal. Any Shares to be offered and sold under the Sales Agreement will be issued and sold by methods deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or in negotiated transactions, if authorized by the Company.

Subject to the terms of the Sales Agreement, the Agent will use reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions (including any price, time, or size limits or other customary parameters or conditions the Company may impose, each as determined by a pricing committee of the Company’s Board of Directors). The Company cannot provide any assurances that it will issue any Shares pursuant to the Sales Agreement. The Company will pay the Agent a commission of up to 3.0% of the gross sales price of the Shares sold pursuant to the Sales Agreement, if any. The Company has agreed to reimburse the Agent for certain specified expenses as provided in the Sales Agreement and has also agreed to provide the Agent with customary indemnification and contribution rights in respect of certain liabilities, including liabilities under the Securities Act. The Sales Agreement also contains customary representations, warranties, conditions and covenants.

The offering of the Shares will terminate upon the earliest of (a) the issuance and sale of all of the Shares by the Agent on the terms and subject to the conditions set forth in the Sales Agreement or (b) the termination of the Sales Agreement by either of the parties thereto.

The sale of Shares, if any, under the Sales Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-268302) (the “Current Shelf Registration”), which was filed with the Securities and Exchange Commission (the “Commission”) on November 10, 2022, and declared effective on November 21, 2022, and a prospectus supplement to the base prospectus forming a part of such registration statement, which was filed by the Company with the Commission on November 14, 2025.

Also on November 14, 2025, the Company filed a new shelf registration statement on Form S-3, which filing, pursuant to the rules of the Commission, allows the Company to utilize the Current Shelf Registration (including, without limitation, for the sale of the Shares pursuant to the Sale Agreement) for an additional 180 days past the November 21, 2025 expiration of the Current Shelf Registration.

The foregoing description of the Sales Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Sales Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties, conditions and covenants contained in the Sales Agreement were made only for purposes of such agreement and are solely for the benefit of the parties to such agreement.

Ellenoff Grossman & Schole LLP, counsel to the Company, has issued an opinion to the Company regarding the validity of the Shares to be issued and sold pursuant to the Sales Agreement. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1†	Capital on Demand™ Sales Agreement, dated as of November 14, 2025, by and between RenovoRx, Inc. and JonesTrading Institutional Services LLC
5.1	Opinion of Ellenoff Grossman & Schole LLP
23.1	Consent of Ellenoff Grossman & Schole LLP (contained in the opinion filed as Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVORX, INC.
Date: November 14, 2025

	By:	/s/ Shaun R. Bagai
	Name:	Shaun R. Bagai
	Title:	Chief Executive Officer